Exhibit 99.1

Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined financial information has been prepared to reflect the proposed merger of PVR Partners, L.P. (“PVR”) with Regency Energy Partners LP (the “Partnership”), the proposed contribution of the midstream business of Eagle Rock Energy Partners, L.P. (“Eagle Rock”) to the Partnership, and the proposed contribution of the wholly owned subsidiaries of Hoover Energy Partners, L.P. (“HEP”) to the Partnership.

The Partnership filed a Current Report on Form 8-K on October 10, 2013 to report that the Partnership, together with RVP LLC, a Delaware limited partnership and a wholly owned subsidiary of the Partnership, and Regency GP LP, a Delaware limited partnership and the general partner of the Partnership, entered into an Agreement and Plan of Merger dated October 9, 2013 with PVR and PVR GP, LLC, a Delaware limited liability company and the general partner of PVR. Pursuant to the agreement, as amended by Amendment No. 1 thereto dated as of November 7, 2013 (the “Merger Amendment”), PVR will merge with and into the Partnership (the “Merger”), with the Partnership continuing its existence under Delaware law as the surviving entity in the Merger.

The Merger Agreement provides that, at the effective time of the merger, each PVR common unit and Class B unit issued and outstanding or deemed issued and outstanding as of immediately prior to the effective time will be converted into the right to receive the merger consideration (the “Merger Consideration”), consisting of (i) 1.020 Partnership common units and (ii) an amount of cash equal to the difference (if positive) between (x) the PVR annualized distribution and (y) the Partnership’s adjusted annualized distribution.  The PVR annualized distribution is the product of four and the per unit amount of the quarterly cash distribution most recently declared by PVR prior to the closing of the Merger.  The Partnership’s adjusted annualized distribution is the product of four and the per unit amount of the quarterly cash distribution most recently declared by the Partnership prior to the closing of the Merger, multiplied by the exchange ratio of 1.020.

Except as otherwise expressly provided in the original grant terms of a particular award, each phantom PVR common unit that was granted under a PVR equity incentive plan and that is outstanding immediately prior to the effective time, automatically and without any action on the part of the holder of such phantom PVR common unit, will at the effective time vest in full (in the case of performance-based phantom PVR common units, based on achievement of target level of performance), the restrictions with respect thereto will lapse, and each PVR common unit deemed to be issued in settlement thereof will be deemed issued and outstanding as of immediately prior to the effective time and at the effective time will be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.  In addition, any then-accumulated distribution equivalents payable pursuant to distribution equivalent rights with respect to each phantom PVR common unit that vests in accordance with the Merger Agreement will at the effective time and without any action on the part of any holder thereof vest in full and become immediately payable in cash in accordance with the terms of the Merger Agreement.  Each restricted PVR common unit that was granted under a PVR equity incentive plan and that is outstanding immediately prior to the effective time, automatically and without any action on the part of the holder of such restricted PVR common unit, will at the effective time vest in full and the restrictions with respect thereto will lapse, and each restricted PVR common unit will be treated as an issued and outstanding PVR common unit as of immediately prior to the effective time and at the effective time will be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.  Restrictions with respect to each deferred PVR common unit that is outstanding immediately prior to the effective time, automatically and without any action on the part of the holder of such deferred PVR common unit, will at the effective time lapse, and each deferred PVR common unit will be treated as an issued and outstanding PVR common unit as of immediately prior to the effective time and at the effective time will be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.

The Partnership filed a Current Report on Form 8-K on December 24, 2013 to report that the Partnership, Eagle Rock, and Regal Midstream LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership, entered into a Contribution Agreement, pursuant to which Eagle Rock has agreed to contribute to Regal Midstream LLC all of the issued and outstanding member interests in (i) Eagle Rock Marketing, LLC, a Delaware limited liability company, (ii) Eagle Rock Pipeline GP, LLC, a Delaware limited liability company, (iii) Eagle Rock Gas Services, LLC, a Delaware limited liability company, and 100% of the outstanding partner interests of (a) Eagle Rock Pipeline, L.P., a Delaware limited partnership and (b) EROC Midstream Energy, L.P., a Delaware limited partnership (collectively, the “EROC Interests”).  The assets held and operated by the EROC Interests collectively comprise Eagle Rock’s midstream business (the “Midstream Business”).

The consideration to be paid by the Partnership in exchange for the Midstream Business is valued at approximately $1.3 billion and will consist of (1) the issuance of 8,245,859 common units of the Partnership to Eagle Rock, (2) the assumption of up to $550 million of outstanding 8 3/8% senior notes due 2019 of Eagle Rock and resulting exchange for up to $550 million of outstanding senior unsecured notes of the Partnership, and (3) a cash payment to Eagle Rock equal to the remainder of the purchase price.  The cash portion of the purchase price is intended to be financed by the Partnership through an issuance of common units having a value equal to approximately $400 million to Energy Transfer Equity, L.P. (“ETE”) and borrowings under the Partnership’s revolving credit facility.

The Partnership filed a Current Report on Form 8-K on December 23, 2013 to report that the Partnership, HEP, a Delaware limited partnership, and Regency HEP LLC (“Regency HEP”), a Delaware limited liability company and wholly owned subsidiary of the Partnership, entered into a Contribution Agreement, pursuant to which HEP has agreed to contribute to Regency HEP, all of the issued and outstanding membership interests in (i) Hoover Energy Texas LLC, (ii) Hoover Energy Texas Crude LLC, (iii) Hoover Pecos River Limited Partner LLC and (iv) Hoover Pecos River General Partner LLC, all Texas limited liability companies.  The assets held and operated by these entities collectively comprise substantially all of HEP’s business.  The contribution consideration to be paid by the Partnership is valued at approximately $290 million (subject to customary closing adjustments) and will consist of (1) the issuance of 4,047,471 common units of the Partnership to HEP and (2) the payment of $192 million in cash to HEP.  A portion of the contribution consideration will be held in escrow as security for certain indemnification claims.  The cash portion of the purchase price is intended to be financed by the Partnership through borrowings under the Partnership’s revolving credit facility.

The accounting for an acquisition of a business is based on the authoritative guidance for business combinations.  Purchase accounting requires, among other things, that the assets and liabilities assumed be recognized at their fair values as of the date the merger is completed.  The allocation of the purchase price is dependent upon certain valuations of the assets and liabilities and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement.  Accordingly, the pro forma adjustments reflect the assets and liabilities at their historical book values.  Differences between these historical bases and the final purchase accounting will occur, and these differences could have a material impact on the unaudited pro forma combined per unit information set forth in the following table.

The unaudited pro forma condensed combined balance sheet reflects the transactions described above and the pro forma adjustments as though the transactions occurred on September 30, 2013, while the unaudited pro forma combined statement of operations reflects the transactions and the pro forma adjustments as if the transactions occurred as of January 1, 2012.  The pro forma adjustments were prepared applying the rules established by the Securities and Exchange Commission in Article 11 of Regulation S-X.  As discussed above, the Partnership did not reflect fair value adjustments for non-current assets and liabilities.  Certain historical amounts have been reclassified to conform to the Partnership’s presentation.

The historical financial information included in the columns entitled “Partnership” was derived from the unaudited financial statements included in the Partnership’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013 and its Annual Report on Form 10-K for the year ended December 31, 2012, as retrospectively adjusted as set forth in the Partnership's Form 8-K filed on August 9, 2013. The historical financial information included in the columns entitled “PVR” was derived from PVR’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013, and the Annual Report on Form 10-K for the year ended December 31, 2012.  The historical financial information in the columns entitled “EROC” was derived from Eagle Rock’s audited financial statements of its Midstream Business as of September 30, 2013 and December 31, 2012 and for the nine months ended September 30, 2013 and the two years ended December 31, 2012, included in this Current Report at exhibit 99.5.  The historical financial information in the columns entitled “HEP” was derived from HEP's unaudited financial statements for the three and nine months ended September 30, 2013, and the audited financial statements for the year ended December 31, 2012.

The unaudited pro forma combined financial information is based on assumptions that the Partnership believes are reasonable under the circumstances and are intended for informational purposes only. Actual results may differ from the estimates and assumptions used. The unaudited pro forma combined financial information is not necessarily indicative of the financial results that would have occurred if these transactions had taken place on the dates indicated, nor is it indicative of future consolidated results.

Regency Energy Partners LP
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2013
(in millions)

	Partnership	PVR	EROC	HEP	Combined Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$12	$8	$-	$2	$22	$-		$22
Trade accounts receivable, net of allowance	60	43	122	5	230	-		230
Accrued revenues	214	88	-	-	302	-		302
Related party receivables	18	5	-	-	23	-		23
Other current assets	63	6	5	-	74	-		74
Total current assets	367	150	127	7	651	-		651

Property, Plant and Equipment:
Property, plant and equipment	4,812	2,772	1,378	120	9,082	(606)	d	8,083
						(372)	f
						(21)	g
Less accumulated depreciation	(570)	(606)	(372)	(21)	(1,569)	606	d	(570)
						372	f
						21	g
Property, plant and equipment, net	4,242	2,166	1,006	99	7,513	-		7,513

Other Assets:
Investment in unconsolidated affiliates	2,081	58	-	-	2,139	-		2,139
Other, net	58	58	20	-	136	-		136
Total other assets	2,139	116	20	-	2,275	-		2,275

Intangible Assets and Goodwill:
Intangible assets, net of accumulated amortization	690	598	103	-	1,391	-		1,391
Goodwill	1,128	70	-	-	1,198	2,612	e	4,217
						184	l
						223	m
Total intangible assets and goodwill	1,818	668	103	-	2,589	3,019		5,608

TOTAL ASSETS	$8,566	$3,100	$1,256	$106	$13,028	$3,019		$16,047

LIABILITIES & PARTNERS' CAPITAL AND NONCONTROLLING INTEREST
Current Liabilities:
Drafts payable	$17	$-	$-	$-	$17	$-		$17
Trade accounts payable	134	65	127	3	329	-		329
Accrued cost of gas and liquids	163	54	-	-	217	-		217
Related party payables	57	-	-	-	57	-		57
Accrued interest	52	40	-	-	92	-		92
Other current liabilities	60	6	30	3	99	-		99
Total current liabilities	483	165	157	6	811	-		811

Long-term derivative liabilities	23	-	-	-	23	-		23
Other long-term liabilities	38	31	18	-	87	-		87
Long-term debt, net	2,976	1,633	890	26	5,525	(240)	h	5,477
						192	i
Commitments and contingencies

Series A convertible redeemable preferred units	32	-	-	-	32	-		32

Partners' Capital and Noncontrolling Interest:
Common units, including $412 and $197 Class B units and Special Units of PVR, respectively	3,990	1,271	-	-	5,261	3,843	a	8,593
						40	b
						(1,271)	c
						615	h
						105	i
Class F common units	145	-	-	-	145	-		145
Member's equity	-	-	191	74	265	(191)	j	-
						(74)	k
General partner interest	783	-	-	-	783	-		783
Total partners' capital	4,918	1,271	191	74	6,454	3,067		9,521
Noncontrolling interest	96	-	-	-	96	-		96
Total partners' capital and noncontrolling interest	5,014	1,271	191	74	6,550	3,067		9,617

TOTAL LIABILITIES AND PARTNERS' CAPITAL AND NONCONTROLLING INTEREST	$8,566	$3,100	$1,256	$106	$13,028	$3,019		$16,047

See accompanying notes to unaudited pro forma combined financial information

Regency Energy Partners LP
Unaudited Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2013
(in millions except unit data and per unit data)

	Partnership	PVR	EROC	HEP	Combined Historical	Pro Forma Adjustments		Pro Forma Combined

REVENUES
Gas sales, including related party amounts	$600	$283	$-	$12	$895	$-		$895
NGL sales, including related party amounts	766	299	712	1	1,778	-		1,778
Gathering, transportation and other fees, including related party amounts	405	144	62	13	624	-		624
Net realized and unrealized loss from derivatives	-	(1)	(14)	-	(15)	-		(15)
Other	73	85	-	2	160	-		160
Total revenues	1,844	810	760	28	3,442	-		3,442

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	1,309	489	611	13	2,422	-		2,422
Operation and maintenance	220	50	75	7	352	-		352
General and administrative, including related party amounts	64	40	36	2	142	-		142
Loss on asset sales, net	1	-	-	-	1	-		1
Depreciation and amortization	207	138	58	7	410	-		410
Total operating costs and expenses	1,801	717	780	29	3,327	-		3,327

OPERATING INCOME (LOSS)	43	93	(20)	(1)	115	-		115

Income from unconsolidated subsidiaries	103	1	-	-	104	-		104
Gain on sale of investment in unconsolidated affiliate	-	14	-	-	14			14
Interest expense, net	(119)	(78)	(44)	(1)	(242)	(7)	n	(240)
						9	p
Loss on debt refinancing, net	(7)	-	-	-	(7)	-		(7)
Other income and deductions, net	3	1	-	-	4	-		4
INCOME (LOSS) BEFORE INCOME TAXES	23	31	(64)	(2)	(12)	2		(10)
Income tax	(1)	-	-	-	(1)	-		(1)
NET INCOME (LOSS)	$24	$31	$(64)	$(2)	$(11)	$2		$(9)
Net income attributable to noncontrolling interest	(4)	-	-	-	(4)	-		(4)
NET INCOME (LOSS) ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$20	$31	$(64)	$(2)	$(15)	$2		$(13)

Amounts attributable to Series A convertible redeemable preferred units	5							5
General partner's interest, including IDR	8							15
Beneficial conversion feature for Class F common units	3							3
Pre-acquisition loss from SUGS allocated to predecessor equity	(36)							(36)
Limited partners' interest in net income	$40							$-

Basic and diluted earnings per common unit
Amount allocated to common units	$40							$-
Weighted average number of common units outstanding	191,334,032					167,138,217	o	358,472,249
Basic net income per common unit	$0.21							$-
Diluted net income per common unit	$0.21							$-

Basic and diluted earnings per Class F common unit
Amount allocated to Class F common units due to beneficial conversion feature	$3							$3
Total number of Class F common units	6,274,483							6,274,483
Income per Class F common units	$0.45							$0.45

See accompanying notes to unaudited pro forma combined financial information

Regency Energy Partners LP
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2012
(in millions except unit data and per unit data)

	Partnership	PVR	EROC	HEP	Combined Historical	Pro Forma Adjustments		Pro Forma Combined

REVENUES
Gas sales, including related party amounts	$508	$315	$-	$18	$841	$-		$841
NGL sales, including related party amounts	991	425	706	-	2,122	-		2,122
Gathering, transportation and other fees, including related party amounts	401	101	57	16	575	-		575
Net realized and unrealized gain from derivatives	23	2	30	-	55	-		55
Other	77	138	3	2	220	-		220
Total revenues	2,000	981	796	36	3,813	-		3,813

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	1,387	630	577	17	2,611	-		2,611
Operation and maintenance	228	68	83	4	383	-		383
General and administrative, including related party amounts	100	62	40	6	208	-		208
Loss (gain) on asset sales, net	3	(31)	-	-	(28)	-		(28)
Impairments	-	125	132	-	257	-		257
Depreciation and amortization	252	127	71	8	458	-		458
Total operating costs and expenses	1,970	981	903	35	3,889	-		3,889

OPERATING INCOME (LOSS)	30	-	(107)	1	(76)	-		(76)

Income (loss) from unconsolidated subsidiaries	105	(2)	-	-	103	-		103
Interest expense, net	(122)	(69)	(46)	(1)	(238)	(9)	n	(235)
	-					12	p
Loss on debt refinancing, net	(8)	-	-	-	(8)	-		(8)
Other income and deductions, net	29	-	-	-	29	-		29
INCOME (LOSS) BEFORE INCOME TAXES	34	(71)	(153)	-	(190)	3		(187)
Income tax expense	-	-	-	-	-	-		-
NET INCOME (LOSS)	$34	$(71)	$(153)	$-	$(190)	$3		$(187)
Net income attributable to noncontrolling interest	(2)	-	-	-	(2)	-		(2)
NET INCOME (LOSS) ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$32	$(71)	$(153)	$-	$(192)	$3		$(189)

Amounts attributable to Series A convertible redeemable preferred units	10							10
General partner's interest, including IDR	9							13
Pre-acquisition loss from SUGS allocated to predecessor equity	(14)							(14)
Limited partners' interest in net income	$27							$(198)

Basic and diluted earnings per common unit
Amount allocated to common units	$27							$(198)
Weighted average number of common units outstanding	167,492,735					167,138,217	o	334,630,952
Basic net income per common unit	$0.16							$(0.59)
Diluted net income per common unit	$0.13							$(0.59)

See accompanying notes to unaudited pro forma combined financial information

Regency Energy Partners LP
Notes to Unaudited Pro Forma Combined Financial Information

The following notes discuss the columns presented and the entries made to the unaudited pro forma combined financial information.

Partnership
This column represents the historical unaudited consolidated balance sheet and statement of operations of the Partnership as of and for the nine months ended September 30, 2013 and the audited statement of operations of the Partnership for the year ended December 31, 2012.  These financial statements were derived from the unaudited financial statements included in the Partnership’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013 and the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012, as retrospectively adjusted as set forth in the Partnership's Form 8-K filed on August 9, 2013.  The Partnership has not included pro forma adjustments for any changes to depreciation and amortization expense it anticipates to incur or acquisition-related expenses.

PVR
This column represents the historical unaudited consolidated balance sheet and statement of operations of PVR as of and for the nine months ended September 30, 2013, and the audited statement of operations of PVR for the year ended December 31, 2012. These financial statements were derived from PVR’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013, and PVR’s Annual Report on Form 10-K for the year ended December 31, 2012.  Certain historical amounts of PVR have been reclassified to conform to the Partnership’s presentation.

EROC
This column represents the historical audited consolidated balance sheet and statement of operations of the Midstream Businessas of and for the nine months ended September 30, 2013, and the audited statement of operations of the Midstream Business for the year ended December 31, 2012. These financial statements were derived from Eagle Rock’s audited financial statements of its Midstream Business as of September 30, 2013 and December 31, 2012 and for the nine months ended September 30, 2013 and the two years ended December 31, 2012, included in this Current Report at exhibit 99.5.  Certain historical amounts of the Midstream Business have been reclassified to conform to the Partnership’s presentation.

HEP
This column represents the historical unaudited consolidated balance sheet and statement of operations of HEP as of and for the nine months ended September 30, 2013, and the audited statement of operations of HEP for the year ended December 31, 2012. These financial statements were derived from the unaudited financial statements for the three and nine months ended September 30, 2013 of HEP, and the audited financial statements for the year ended December 31, 2012 of HEP. Certain historical amounts of HEP have been reclassified to conform to the Partnership’s presentation.

Pro Forma Adjustments

a.
Represents the value of the common units issued by the Partnership for the unit-for-unit consideration to be paid to the holders of PVR common units and Class B Units of 1.020 common units of the Partnership per PVR unit, using the Partnership’s common unit closing price on October 9, 2013 of $27.83.  On November 7, 2013, the PVR Special Units converted on a one-for-one basis into PVR common units, and, immediately prior to the effective time of the merger, all outstanding PVR Class B units will convert on a one-for-one basis into PVR common units.

b.
Represents the common units issued for cash to fund the consideration of the one-time cash payment to be paid to the holders of PVR units, equal to the difference (if positive) between (x) the PVR annualized distribution and (y) the Partnership’s adjusted annualized distribution.  The PVR annualized distribution is the product of four and the per unit amount of the quarterly cash distribution most recently declared by PVR prior to the closing of the Merger.  The Partnership’s adjusted annualized distribution is the product of four and the per unit amount of the quarterly cash distribution most recently declared by the Partnership prior to the closing of the Merger, multiplied by the exchange ratio of 1.020.  Based on the most recently declared quarterly distributions declared by PVR and the Partnership of $0.55 and $0.47, respectively, the resulting cash payment would be approximately $0.28 per PVR unit.  The Partnership assumed that the cash payment occurred either simultaneously or immediately following the Partnership’s issuance of common units constituting merger consideration.

c.	Represents the elimination of existing PVR common units, Class B units and Special Units.

d.	Represents the elimination of existing PVR accumulated depreciation.

e.
Represents the preliminary, estimated value of goodwill related to the Merger, as a result of issuing the merger consideration.  The Partnership assumed that the book values recorded at September 30, 2013 approximated fair value.

f.	Represents the elimination of existing EROC accumulated depreciation.

g.	Represents the elimination of existing HEP accumulated depreciation.

h.
Represents the value of the 8,245,859 common units issued by the Partnership to Eagle Rock, using the Partnership’s common unit closing price on December 23, 2013 of $26.07, for a value of $215 million, as well as the value of $400 million of common units issued by the Partnership to ETE.  The Partnership has agreed to assume $550 million of Eagle Rock’s outstanding senior notes.  The remaining consideration paid of $105 million, is intended to be financed under the Partnership’s revolving credit facility.  The Partnership adjusted Eagle Rock’s historical debt balance for the amounts attributable to its revolving credit facility of $345 million.

i.
Represents the value of the 4,040,471 common units issued by the Partnership to HEP, using the Partnership’s common unit closing price on December 23, 2013 of $26.07, for a value of $105 million.  The remaining consideration to be paid of $192 million is intended to be financed under the Partnership’s revolving credit facility.

j.	Represents the elimination of existing EROC equity.

k.	Represents the elimination of existing HEP equity.

l.
Represents the preliminary, estimated value of goodwill related to the EROC acquisition, as a result of issuing the contribution consideration.  The Partnership assumed that the book values recorded at September 30, 2013 approximated fair value.

m.
Represents the preliminary, estimated value of goodwill related to the HEP acquisition, as a result of issuing the contribution consideration.  The Partnership assumed that the book values recorded at September 30, 2013 approximated fair value.

n.
Represents the increase in interest expense of $7 million for the nine months ended September 30, 2013 and $9 million for the year ended December 31, 2012, which would have been incurred by the Partnership related to the additional borrowings under its revolving credit facility of $105 million relating to the acquisition of the Midstream Business and $192 million relating to the acquisition of HEP, using a weighted average interest rate of 2.9%,

o.	Represents the number of common units of the Partnership issued in connection with the above noted transactions as calculated below:

Partnership common units issued related to PVR	139,508,581
Partnership common units issued related to EROC	23,589,165
Partnership common units issued related to HEP	4,040,471
Total Partnership common units issued	167,138,217

p.
Represents the amount of interest expense of $9 million for the nine months ended September 30, 2013 and $12 million for the twelve months ended December 31, 2012, associated with Eagle Rock’s historical debt balance for the amounts outstanding under its revolving credit facility, which the Partnership is not assuming.